UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2010

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2010, the company’s board of directors appointed E. Philip Saunders as a member of Torvec's board of directors. The company had previously issued a press release announcing Mr. Saunders appointment. The text of the release is as follows:

Richard A. Kaplan, Chief Executive Officer of Torvec, Inc. announced today that E. Philip Saunders has agreed to become a member of the Company’s board of directors, effective November 3, 2010.

In making the announcement, Mr. Kaplan stated:

"We are truly honored that Mr. Saunders has joined our board. He is widely known for his savvy, business acumen, and strategic thinking. I am sure his advice and counsel will be instrumental to our future success."

Mr. Saunders commented:

"This technology comes at a time when striving for energy independence is very important. These technologies can save millions of gallons of fossil fuel annually."

Known for both his business acumen and his philanthropic efforts, Saunders’ ventures are far-reaching and diverse. He was instrumental in reshaping the truck stop industry, taking it from poorly stocked, overgrown gas stations to modern travel plazas with stores, restaurants, and lodging facilities. Saunders began in 1958 with his father’s gas station, and built it into the Truckstops of America chain. Saunders later founded Travel Ports of America, Inc. which merged with Ryder’s TravelCenters of America in 1999. Today, TravelCenters is the nation’s largest chain of truck stops.

Saunders ventured into liquid-fuels distribution and convenience stores. In 1979, he purchased W.W. Griffith Oil Corp. and began the Sugar Creek Corp. chain of retail gas and convenience stores. In 1998, Saunders sold Griffith Oil Inc to Rochester Gas and Electric Corp.’s Energetix subsidiary. Two years later he sold the 105-store Sugar Creek chain to Tops Markets Inc.

Mr. Saunders has successfully diversified his interests to auto and truck rental, recreation and tourism, packaged foods, property management, and banking. His previous business history includes owner of Econocar International, owner of Richardson Foods, chief executive officer of American Rock Salt, and Sr. Vice President of Ryder Systems. Currently, Mr. Saunders is the owner of Swain Ski Center in Swain, NY and Bristol Harbour Resort in Canandaigua, NY. He is also owner of Essex Property Management, which maintains over 100 commercial properties. Saunders has a major interest in Western New York Energy, Youngblood and Genesee Regional Bank where he serves as Board Chairman.

In 1997, Saunders and a Rochester attorney bought Lyndon Guaranty Bank of New York from ITT Corp., renaming it Genesee Regional Bank.

Mr. Saunders currently serves on the board of directors for Paul Smiths College, American Rock Salt, Western New York Energy, Lewis Tree and the Rochester Institute of Technology. His past services have incorporated membership on the board of directors of several organizations, including Rochester General Hospital, Excellus Blue Cross/Blue Shield, Security-Norstar Ryder Systems, and the Boy Scouts of America-Steuben Area Council. He has received numerous awards for his contributions to the community, including the Herbert W. Vanden Brul Entrepreneurial Award from the Rochester Institute of Technology’s College of Business (now known as the E. Philip Saunders College of Business), a Doctorate of Commercial Science from Paul Smiths College, the Teddi Award from Camp Good Days and Special Times and the Livingston County Citizen of the Year. He was elected to the Rochester Business Hall of Fame in 2004.

This news release contains forward looking statements regarding Torvec’s future economic performance and prospects that are subject to risks and uncertainties. These risks and uncertainties could cause actual results to differ from those described in such statements. Such risks and uncertainties include those described from time to time in Torvec’s SEC reports, including its most recent Annual Report on Form 10-K.

At its meeting held on November 3, 2010, the company’s board voted to grant Mr. Saunders a stock option for 250,000 common shares effective January 3, 2011 at $.90 per share. The option is conditioned upon Mr. Saunders serving as a director and vests in four tranches of 62,500 shares on each of the four anniversary dates of January 3, 2011. The optionee must exercise each 62,500 tranche within two and one-half months following the calendar year in which the tranche vests or lose the tranche. The option grant is subject to the approval of the company’s shareholders at the next annual meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

November 5, 2010	By:	Richard Kaplan

Name: Richard Kaplan
Title: CEO